CONSENT OF DIRECTOR DESIGNEE

    The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the reference to him under the caption
"Management and Operations After the Merger" in the Summary and under the captions "THE MERGER--Management and Operations After the Merger" and
"THE MERGER--Interests of Certain Persons in the Merger" in the Joint Proxy Statement--Prospectus constituting part of this Registration Statement.

                                       /s/ Charles F. Harry III
                                      -------------------------------
                                      Charles F. Harry III

September 18, 1997